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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (date of earliest event reported): October 1, 1998



                                STERICYCLE, INC.
             (Exact name of registrant as specified in its charter)




       Delaware                     0-21229                   36-3640402
 (State or other juris-         (Commission file             (IRS employer
diction of incorporation)            number)            identification number)



                         1419 Lake Cook Road, Suite 410
                           Deerfield, Illinois 60015
                    (Address of principal executive offices)




      Registrant's telephone number, including area code:  (847) 945-6550



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ITEM 2. Acquisition or Disposition of Assets

     As of October 1, 1998, Stericycle, Inc. (the "Company") acquired all of the issued and outstanding capital stock of Waste Systems, Inc., a Delaware corporation ("WSI"), from WSI's two stockholders, Rethmann GmbH & Co. Verwaltungs-und Beteiligungs-KG and Lobbe Holding GmbH & Co. (the "WSI Stockholders), pursuant to a stock purchase agreement, dated as of September 3, 1998, entered into by the Company and the WSI Stockholders. The purchase price was (i) $10,000,000 in cash and (ii) the grant of certain exclusive negotiation and first refusal rights to the WSI Stockholders in respect of the purchase, for installation and operation in the Federal Republic of Germany, of medical waste treatment units incorporating the Company's proprietary electro-thermal deactivation technology.

     WSI owns a majority of the outstanding common stock of 3CI Complete Compliance Corporation, a Delaware corporation whose principal executive offices are located at 910 Pierremont, Suite 312, Shreveport, Louisiana 71106 ("3CI"). 3CI is engaged in the regulated medical waste management business in the southwestern and southeastern United States, including Alabama, Arkansas, Georgia, Florida, Louisiana, Missouri, Kansas, Mississippi, Oklahoma, Tennessee and Texas. 3CI's common stock is traded on the Nasdaq SmallCap Market under the symbol "TCCC."

     WSI owns 5,104,448 shares of 3CI's common stock, par value $.01 per share, representing 52.2% of the 9,778,825 shares of 3CI common stock that were outstanding as of August 14, 1998 (according to 3CI's quarterly report on Form 10-Q for the quarter ended June 30, 1998). In addition, WSI owns all of 3CI's outstanding preferred stock, consisting of 7,000,000 shares of 3CI's preferred stock designated as Series B Preferred Stock and 750,000 shares of 3CI's preferred Stock designated as Series C Preferred Stock. WSI also owns a secured promissory note from 3CI which, as amended and restated as of September 30, 1998, is payable to WSI in the principal amount of approximately $5,487,000 on or before September 30, 1999.

     The source of the funds that the Company used to pay the cash component of the purchase price was a $20,000,000 credit facility that the Company established at LaSalle National Bank, 135 South LaSalle Street, Chicago, Illinois 60603, under a credit agreement entered into by the Company, certain of its subsidiaries, and LaSalle National Bank, for itself and as agent for the lenders who may become signatories or parties to the credit agreement.

     There was no material relationship between the Company (or any officer, director or affiliate of the Company or any associate of any such officer or director) and either of the WSI Stockholders or WSI.

ITEM 7. Financial Statements and Exhibits

     (a) It is impracticable at present to file any of the financial statements for WSI that are required to be filed for the periods specified in Rule 3-05 of Regulation

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S-X (17 C.F.R. 210.3-05(b)).

     The Company intends to file these financial statements by an amended Report on Form 8-K/A to be filed on or before December 14, 1998 (i.e., 60 days from the date of filing this initial Report).

     (b) Pro Forma Financial Information

     It is impracticable at present to file any of the pro forma financial information that is required to filed pursuant to Article 11 of Regulation S-X.

     The Company intends to file this financial information by an amended Report on Form 8-K/A to be filed on or before December 14, 1998 (i.e., 60 days from the date of filing this initial Report).

     (c) Exhibits

     A copy of the stock purchase agreement, dated as of September 3, 1998, entered into by the Company and the WSI Stockholders is filed as Exhibit 2.1 to this Report.

     The copy filed omits the following exhibits:

         Exhibit A -  Listed Agreements
         Exhibit B -  Wire Transfer Instructions

     In accordance with Item 601(b)(2) of Regulation S-K (17 C.F.R. 229.601(b)(2)), the Company agrees to furnish supplementally a copy of any omitted exhibit to the Commission upon its request.

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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date:   October 15, 1998.


                                   STERICYCLE,  INC.



                                   By   /s/ Frank J.M. ten Brink
                                      --------------------------
                                        Frank J.M. ten Brink
                                        Vice President, Finance
                                        and Chief Financial Officer




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                                 EXHIBIT INDEX

                                                                  SEQUENTIALLY
EXHIBIT     DESCRIPTION                                           NUMBERED PAGE
 2.1        Stock Purchase Agreement, dated as of September 3,         6
            1998, entered into by Stericycle, Inc., and Rethmann
            GmbH & Co. Verwaltungs-und Beteiligungs-KG
            and Lobbe Holding GmbH & Co.

This exhibit omits the following exhibits:

            Exhibit A -  Listed Agreements
            Exhibit B -  Wire Transfer Instructions


     In accordance with Item 601(b)(2) of Regulation S-K (17 C.F.R. 229.601(b)(2)), the Company agrees to furnish supplementally a copy of any omitted exhibit to the Commission upon its request.


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